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                                                                    Exhibit 99.1



                   [ILLINOIS SUPERCONDUCTOR CORPORATION LOGO]


                                                     CONTACT:  Maureen Murnane
                                                     PHONE:    847-391-9426
                                                     INTERNET: ir@ilsc.com

               ILLINOIS SUPERCONDUCTOR'S NEW TOWER TOP HTS FILTER
                   PURCHASED FOR SPAIN'S TELEFONICA NETWORK IN
                 WORLD'S 1ST COMMERCIAL TOWER-MOUNT APPLICATION
                      OF SUPERCONDUCTING TECHNOLOGY FOR GSM

Mt. Prospect, IL (September 21, 2000) - Illinois Superconductor Corporation (OTC
BB: ISCO), a supplier of high-temperature superconducting (HTS) systems to the wireless industry, announced today that it has received an initial order for the deployment of HTS filter systems by Telefonica, the leading telecommunications operating company in Spain. This order was placed through ISC's Spanish distributor, Iberica de Control y Telefonia, S.A. (ICT), for delivery in the fourth quarter of this year. The order comes after an extensive field trial of ISC's SupeRx tower-mounted HTS system, carried out last year by Telefonica in two live sites in Cordoba, Spain.

"This trial involved a live GSM system serving real users, in challenging real-world field conditions," commented Dr. George Calhoun, Chief Executive Officer of Illinois Superconductor. "Telefonica is one of the largest mobile communications operators in the world, and a world-class GSM operator. To my knowledge, this is the first time an HTS system has been deployed for use in a GSM network. Moreover, the trial results were extremely impressive. We saw an improvement in uplink signal levels of more than 15 dB, and a reduction in mobile transmit power of 7 dB or more, with significant range extension. These are very significant indices of the overall reduction in interference within the system, and I expect that this will be an eye-opener for other GSM operators."

Vincente Fernandez Bueno, Director General of ICT stated, "The solid performance of the SupeRx tower-top system in the field trials provided the basis for this order. Our partnership with ISC will continue to develop opportunities for ISC's product line in Spain and Latin America through our long standing relationship with Telefonica and its Latin American affiliates."

Dr. Calhoun continued, "GSM is the largest segment of the 2G market, much larger worldwide than the CDMA segment in the United States. Some have voiced the opinion that because GSM is based on TDMA, it would show smaller benefits than CDMA from superconducting front-end technology. However, the results we see from these tests are equal to or even somewhat larger than the similar measurements in our CDMA tests. I think this indicates that there will be a significant market for HTS systems in GSM networks. There are perhaps five times as many


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GSM base stations worldwide as CDMA base stations, so this should develop into a real opportunity for HTS.

"The test also helps validate the importance and viability of the tower-top configuration. By placing the HTS front-end at the top of the antenna tower, we can gain back the half or more of the signal that is normally lost just due to the co-axial cable runs from the tower-top to the base station. The HTS front-end system means that the signal is amplified without also amplifying the interference (which is what happens with conventional tower-top amplifiers). So both the range and the quality are improved.

"This tower-mount configuration was one of the drivers for our recent acquisition of Spectral Solutions Inc. We also acquired a strong patent portfolio covering the tower-mount HTS application, which makes us the sole supplier of tower-mount HTS systems in the world. In fact, I am pleased to also be able to announce that one of the key patents on this invention was issued to us by the U.S. Patent office just last week. We are continuing to build and expand our intellectual property portfolio in this direction, as we are in other parts of our business.

"Finally, although this transaction involves a relatively small order in itself, it does represent the conversion of a trial customer into a paying customer, and the significance of the Telefonica testing results will hopefully help to open a new market segment for us."

Iberica de Control y Telefonica, S.A. (ICT), is a division of the Iberica Group that was founded in 1963 in Madrid, Spain. Serving as the commercial arm of the Iberica Group, ICT develops, manufactures, markets and distributes telecommunications equipment to Telefonica and its foreign affiliates in Spain and Latin America. For additional information on the Iberica Group, please visit their web site at www.interisa.es.

ISC offers its products in a range of configurations, supporting all cellular and PCS bands, with and without notch filters, and with or without cryogenic low-noise amplifiers. Its products include the smallest HTS filter systems on the market today, as well as the only failure-proof all-temperature HTS filter architecture, our patented ATP(TM) system. ISC has sold more than 300 systems to operators in the U.S., with continuing field trials indicating future deployment. In addition, ISC is developing ultra-high-performance superconducting front-end products, including both transmitter and receiver products. The emerging third generation of 3G wireless systems is expected to replace current wireless systems in the next several years.

ISC is a leader in the commercialization of high temperature superconducting technology for the wireless telecommunications industry. The Company develops, manufactures and markets radio frequency (RF) products to enhance the quality and capacity of cellular telephone, personal communications services and other wireless telecommunications services. More information about ISC is available on the Company's internet web site at http://www.ilsc.com.

Statements contained in this news release that are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties, and contingencies, which could cause the Company's actual results, performance or achievements for 2000 and beyond to differ materially from those expressed in, or implied by, such statements. These important factors include, without limitation, the ability to integrate SSI's and ISC's businesses; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged and restrictions imposed on the Company under its existing debt instruments which may adversely affect the Company's ability to finance its future operations; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; the adverse effects on liquidity of the Company's common stock because of its de-listing from the NASDAQ National Market in June 1999; continued downward pressure on the prices charged for the Company's products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the


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timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999. The Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.